                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            ACORN PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              ACORN PRODUCTS, INC.




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                 APRIL 11, 2000

                                       AND

                                 PROXY STATEMENT


===============================================================================

                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                              ACORN PRODUCTS, INC.
                                390 Dublin Avenue
                              Columbus, Ohio 43215


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   March 8, 2000

To Our Stockholders:

         The Annual Meeting of Stockholders of Acorn Products, Inc. will be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York on Tuesday, April 11, 2000, at 10:30 a.m., local time, for the following purposes:

         (1) To elect six (6) Directors of the Company, each to serve for terms expiring at the next Annual Meeting of Stockholders;
         (2) To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for calendar 2000;
         (3) To approve an amendment increasing the number of shares available for issuance under the Company's 1997 Non-Employee Director Stock Option Plan from 200,000 to 500,000;
         (4) To approve an amendment increasing the number of shares available for issuance under the Company's 1997 Stock Incentive Plan from 730,000 to 1,000,000; and
         (5) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent certified public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                           By Order of the Board of Directors,
                                           J. Mitchell Dolloff
                                           Secretary

         -----------------------------------------------------------------

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
         -----------------------------------------------------------------

                              ACORN PRODUCTS, INC.
                                390 Dublin Avenue
                              Columbus, Ohio 43215
                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          -----------------------------

         This Proxy Statement is furnished to the stockholders of Acorn Products, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 11, 2000, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's stockholders on approximately March 8, 2000.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the meeting. If no directions are made to the contrary, the proxy will be voted FOR the nominees for director named herein, FOR the ratification of Ernst & Young LLP as independent certified public accountants for the current calendar year, FOR an amendment increasing the number of shares available for issuance under the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Option Plan") from 200,000 to 500,000, and FOR an amendment increasing the number of shares available for issuance under the Company's 1997 Stock Incentive Plan from 730,000 to 1,000,000. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Stockholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of Common Stock of the Company at the close of business on February 22, 2000, will be entitled to vote at the Annual Meeting. At that time, the Company had 6,046,680 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Amended and Restated Bylaws provide that the number of directors shall be fixed by the Board. The total number of authorized directors currently is fixed at seven (7) but this number will be reduced to six (6) after the Annual Meeting. The Board of Directors proposes the election of six (6) Directors at the Annual Meeting of Stockholders to serve as Directors. The nominees for Directors, if elected, will serve for one-year terms expiring at the next Annual Meeting of Stockholders.

         William W. Abbott, Matthew S. Barrett, John J. Kahl, Stephen A. Kaplan, John L. Mariotti and A. Corydon Meyer currently serve as Directors of the Company and are being nominated by the Board of Directors for re-election as Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Abbott, Barrett, Kahl, Kaplan, Mariotti and Meyer as Directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the By-Laws or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee for director of the Company, such person's name, age, and his position with the Company:

       NAME                  AGE            POSITION
William W. Abbott            68        Chairman of the Board

Matthew S. Barrett           40        Director

John J. Kahl                 59        Director

Stephen A. Kaplan            41        Director

John L. Mariotti             58        Director

A. Corydon Meyer             45        President, Chief Executive Officer and Director

         WILLIAM W. ABBOTT became a director in January 1997 and our Chairman in October 1999. Mr. Abbott currently is self-employed as a business consultant. From August 1989 to January 1995, Mr. Abbott served as Senior Advisor to the United Nations Development Programme. In 1989, Mr. Abbott retired from 35 years of service at Procter & Gamble as a Senior Vice President in charge of worldwide sales, marketing and other operations. He currently serves as a member of the Boards of Directors of Horace Mann Educators Corporation and Fifth Third Bank of Naples, Florida, a member of the Advisory Board of Manco, Inc., a member of the Board of Overseers of the Duke Cancer Center and an Executive Professor at Florida Gulf Coast University.

         MATTHEW S. BARRETT became a director in December 1993. Mr. Barrett is a managing director of Oaktree Capital Management, LLC. Prior to joining Oaktree, from 1991 to April 1995, Mr. Barrett was Senior Vice President of TCW Asset Management Company.

         JOHN J. KAHL became a director in December 1999. Mr. Kahl is Chief Executive Officer of Manco, Inc., a subsidiary of Henkel Corporation, the North American operating company of the Henkel Group. Mr. Kahl currently serves on the Board of Directors of Royal Appliance Mfg. Co. and Applied Industrial Technologies, Inc.

         STEPHEN A. KAPLAN became a director in December 1993. Mr. Kaplan is a principal of Oaktree, where he runs the Principal Activities Group. Prior to joining Oaktree, from November 1993 to April 1995, Mr. Kaplan was a managing director of TCW Asset Management Company. Mr. Kaplan currently serves as a member of the Board of Directors of KinderCare Learning Centers, Inc., CollaGenex Pharmaceuticals, Inc., Biopure, Inc., Roller Bearing Company of America, Inc., Cherokee International LLC, and GeoLogistics Corporation.

         JOHN L. MARIOTTI became a director in December 1999. Mr. Mariotti serves as President of The Enterprise Group, a coalition of time-shared business advisors. From 1992 to 1994, Mr. Mariotti served as President of Rubbermaid's Office Products Group. From 1984-1994, Mr. Mariotti served as President of Huffy Bicycles. Mr. Mariotti is currently a Director of Home Care Industries and a member of the Advisory Board of Manco, Inc.

         A. CORYDON MEYER became a director and the President and Chief Executive Officer of the Company and UnionTools in September 1999. Mr. Meyer joined the Company and UnionTools in June 1999 as Senior Vice President of Sales and Marketing. From 1998 to 1999, Mr. Meyer served as Vice President and Chief Operating Officer of Reiker Enterprises, Inc. Prior to that, Mr. Meyer served as Corporate Vice President (1995-1998) and Vice President (1990-1995) of Lamson & Sessions Co.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of three meetings during the five month transition period ended December 31, 1999 ("Transition 1999"). During Transition 1999, each of the directors attended 75% or more of the total number of meetings of (i) the Board and (ii) the committees of the Board on which such director served. Directors who are employees of the Company receive no compensation for serving as directors. Non-employee directors receive the following annual compensation: (i) $20,000 paid, at the director's election, either in shares of Common Stock pursuant to the Company's Deferred Equity Compensation Plan for Directors (the "Director Stock Plan") or one-half in cash and one-half in shares of Common Stock pursuant to the Director Stock Plan; (ii) stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant, a Black-Scholes valuation of $25,000 and a ten year term issued under the Director Option Plan; and (iii) reimbursement of reasonable out-of-pocket expenses.

         In March 1997, the Company created a Management Development and Compensation Committee (the "Compensation Committee") and an Audit Committee (the "Audit Committee"). The Compensation Committee has the authority to (i) administer the Company's 1997 Stock Incentive Plan, including the selection of optionees and the timing of option grants, (ii) review and monitor key employee compensation policies and administer the Company's management compensation plans and (iii) monitor the performance of the Company's senior officers and develop succession and career planning related thereto. The Audit Committee recommends the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Currently, Messrs. Abbott and Kaplan serve on the Compensation Committee and Messrs. Leahy and Barrett serve on the Audit Committee. Upon election of the Board of Directors, new Compensation and Audit Committee appointments will be made by the Board.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors, each of our Named Executive Officers, and all of our directors and executive officers as a group as of February 4, 2000:

                                                                               SHARES BENEFICIALLY OWNED (1)(2)
                             STOCKHOLDER                                         NUMBER                PERCENT
The TCW Group, Inc.(3)                                                               4,327,763          60.2%
OCM Principal Opportunities Fund, L.P.(4)                                            1,713,642          26.0%
J. & W. Seligman & Co. Incorporated(5)                                                 729,825          12.1%
A. Corydon Meyer(6)                                                                    110,000           1.8%
Gabe Mihaly(7)                                                                          55,521            *
J. Mitchell Dolloff(8)                                                                  24,045            *
John G. Jacob(9)                                                                        16,250            *
William W. Abbott(10)                                                                  144,753           2.1%
Matthew S. Barrett(11)                                                               1,713,642          26.0%
Stephen A. Kaplan(12)                                                                1,713,642          26.0%
John J. Kahl(13)                                                                        16,667            *
John L. Mariotti(14)                                                                    16,667            *
John I. Leahy(15)                                                                       40,613            *
All directors and executive officers as a group (9 persons) (16)                     2,082,637          34.4%

*Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) The address of the TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. The address of OCM Principal Opportunities Fund, L.P. (the "Oaktree Fund"), Mr. Barrett and Mr. Kaplan is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. The address of J. & W. Seligman & Co. Incorporated ("JWS") is 100 Park Avenue, New York, New York 10017. The address for Messrs. Meyer, Dolloff and Jacob is c/o Acorn Products, Inc., 390 Dublin Avenue, Columbus, Ohio 43215. The address of Mr. Abbott is 6923 Greentree Drive, Naples, Florida 34108. The address of Mr. Kahl is c/o Manco, Inc., 32150 Just Imagine Drive, Avon, Ohio 44011. The address for Mr. Mariotti is 717 Brixworth Boulevard, Knoxville, Tennessee 37922-4775. The address of Mr. Leahy is c/o Management & Marketing Associates, 30 East Padonia Road, Timonium, Maryland 21093. The address for Mr. Mihaly is 158 Buttles Avenue, Columbus, Ohio 43215.

(3) The TCW Group, Inc. is the parent corporation of TCW Asset Management Company ("TAMCO"). TAMCO is the managing general partner of TCW Special Credits, a general partnership among TAMCO and certain individual general partners (the "Individual Partners"). TCW Special Credits is (i) the general partner of four limited partnerships that hold shares of common stock (the "TCW Limited Partnerships") and (ii) the investment advisor for three third party accounts that hold shares of common stock (the "TCW Accounts"). The TCW Limited Partnerships and the TCW Accounts in the aggregate hold 2,148,583 shares of common stock and have the right to receive 688,671 shares of common stock upon conversion of their interests in a convertible term note (the "Note") issued by UnionTools, Inc., our operating subsidiary. The TCW Group, Inc. also is the parent corporation of Trust Company of the West, which is the trustee of four trusts that hold shares of common stock (the "TCW Trusts"). The TCW Trusts in the aggregate hold 1,013,466 shares of common stock and have the right to receive 477,143 shares of common stock upon conversion of their interests in the Note. The following TCW Limited Partnerships and TCW Trusts individually beneficially own more than 5% of the outstanding shares of common stock: TCW Special Credits Fund III (660,003 shares or 10.9%); TCW Special Credits Fund IIIb (626,039 shares plus the right to receive 297,143 pursuant to conversion of the Note, or 14.6%); TCW Special Credits Plus Fund (227,807 shares plus the right to receive 108,571 shares upon conversion of the Note, or 5.4%); TCW Special Credits Trust (315,668 shares plus the right to receive 148,571 shares upon conversion of the Note, or 7.52%); Gryphon Domestic VI, LLC (227,781 shares plus the right to receive 108,571 shares upon conversion of the Note, or 5.4%); and TCW Special Credits Trust IIIb (447,152 shares plus the right to receive 211,429 shares upon conversion of the Note, or 10.5%). Certain of the Individual Partners also are principals of Oaktree Capital Management, LLC. The Individual Partners, in their capacity as general partners of TCW Special Credits, have been designated to manage the TCW Limited Partnerships, the TCW Accounts and the TCW Trusts. Although Oaktree provides consulting, research and other investment management support to the Individual Partners, Oaktree does not have voting or dispositive power with respect to the TCW Limited Partnerships, the TCW Accounts or the TCW Trusts.

(4) Includes the right to receive 548,571 shares of common stock pursuant to conversion of the Note. In addition, includes 9,486 shares of common stock issuable pursuant to options exercisable within 60 days and 6,085 shares of common stock issuable pursuant to the Director Stock Plan held by Stephen A. Kaplan for the benefit of the Oaktree Fund. Oaktree Capital Management, LLC ("Oaktree"), as the general partner of the Oaktree Fund, has voting and dispositive power over the shares held by the Oaktree Fund and may be deemed a beneficial owner of such shares.

(5) JWS directly owns 348,825 shares, or 5.8%, of the common stock. JWS, as an investment adviser for Seligman Value Fund Series, Inc. - Seligman Small Cap Value Fund (the "Fund"), may be deemed to beneficially own the shares of the Fund. The Fund owns 381,000 shares, or 6.3%, of the common stock. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares reported by JWS. The information in this note is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000 by the persons named herein.

(6) Includes vested options to purchase 100,000 shares of common stock issued in accordance with the 1997 Stock Incentive Plan and 10,000 shares of common stock which are subject to a restricted stock agreement between Mr. Meyer and the Company. Excludes 300,000 shares of common stock issuable pursuant to options not exercisable within 60 days.

(7) Includes 17,925 shares of common stock which are owned jointly by Mr. Mihaly and his spouse.

(8) Reflects 24,045 shares of common stock issuable pursuant to options exercisable within 60 days. Excludes 7,795 shares of common stock issuable pursuant to options not exercisable within 60 days.

(9) Reflects 16,250 shares of common stock issuable pursuant to options exercisable within 60 days. Excludes 15,211 shares of common stock issuable pursuant to options not exercisable within 60 days.

(10) Includes 126,153 shares of common stock issuable pursuant to stock options exercisable within 60 days. Does not include 6,085 shares of common stock issuable pursuant to the Director Stock Plan.

(11) Reflects shares of common stock owned by the Oaktree Fund. To the extent that Mr. Barrett, as a managing director of Oaktree, participates in the process to vote or dispose of any such shares, he may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares of common stock. Mr. Barrett disclaims beneficial ownership of such shares of common stock. Does not include 26,153 shares of common stock issuable pursuant to options exercisable within 60 days and 6,085 shares of common stock issuable pursuant to the Director Stock Plan. All such compensation paid to Mr. Barrett is donated to charity.

(12) Reflects shares of common stock owned by the Oaktree Fund. To the extent that Mr. Kaplan, as a principal of Oaktree, participates in the process to vote or dispose of any such shares, he may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares of common stock. Mr. Kaplan disclaims beneficial ownership of such shares of common stock. Does not include 26,153 shares of common stock issuable pursuant to options exercisable within 60 days and 6,085 shares of common stock issuable pursuant to the Director Stock Plan. Pursuant to Oaktree's policy, all compensation paid to Mr. Kaplan is contributed to the Oaktree Fund.

(13) Reflects 16,667 shares of common stock issuable pursuant to stock options exercisable within 60 days.

(14) Reflects 16,667 shares of common stock issuable pursuant to stock options exercisable within 60 days.

(15) Includes 26,153 shares of common stock issuable pursuant to options exercisable within 60 days. Does not include 3,042 shares of common stock issuable pursuant to the Director Stock Plan.

(16)     See notes (6) through (15) above.

EXECUTIVE OFFICERS

         In addition to Mr. Meyer and Mr. Abbott, the following persons are our executive officers:

         J. MITCHELL DOLLOFF, age 34, was named Senior Vice President, Operations, of the Company in September 1999. Mr. Dolloff served as the Company's Senior Vice President, Finance and Administration from May 1999 until September 1999. Mr. Dolloff joined the Company and UnionTools in June 1997 as Vice President, General Counsel and Director of Investor Relations and in February 1998 was named Vice President of Corporate Development. From October 1991 to June 1997, Mr. Dolloff was an associate attorney at Gibson, Dunn & Crutcher LLP.

         JOHN G. JACOB, age 40, was named Vice President and Chief Financial Officer of the Company in June 1999. From 1998 to June 1999, Mr. Jacob served as Vice President of Finance for Sun Apparel Company/Polo Jeans Company. Prior to that, Mr. Jacob served as Vice President of Finance and Treasurer of Maidenform Worldwide, Inc. from 1996 to 1998. From 1991 to 1996, Mr. Jacob served in various positions at Kayser-Roth Corporation, most recently as Vice President and Treasurer.

         W. DOUGLAS COPLEY, age 38, was named Vice President of Sales of UnionTools in October 1999. From January 1995 to October 1999, Mr. Copley served as Vice President of Sales and Marketing-North America for Fort Wayne Plastics, Inc. From January 1993 to January 1995, Mr. Copley served in various positions with VSI Fasteners, Inc., including Director of Marketing and Director of Sales.

         JOHN MACKIN, age 42, was named Vice President of Marketing of UnionTools in October 1999. Mr. Mackin was Vice President, Sales and Marketing - Watering Products for UnionTools from March 1999 to October 1999. From January 1997 until March 1999, Mr. Mackin served as Director of Sales, Marketing, and China Operations of Flexrake Corporation. Mr. Mackin served as General Manager, Lawn and Garden Division, of Olympia Industrial, Inc. from July 1993 to January 1997.

         L.B. DOVE, II, age 53, was named Corporate Controller of UnionTools in August 1995 and the Company's Chief Accounting Officer in September 1999. From September 1994 to July 1995, Mr. Dove served as Corporate Controller of Scriptel Holding, Inc. From August 1990 to June 1994, Mr. Dove served as Senior Manager, Business Planning and Fiscal (Controller) for the McDonnell Douglas Corporation's Columbus, Ohio manufacturing facility.

         Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our chief executive officer and each of our other most highly compensated executive officers (the "Named Executive Officers"). Mr. Mihaly's, Mr. Meyer's, Mr. Dolloff's and Mr. Jacob's cash compensation was paid by Acorn. Non-cash compensation, other than options to purchase common stock, was paid by UnionTools.

                                            SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                     ANNUAL COMPENSATION        COMPENSATION
                                                  --------------------------  ----------------
                                                                                   AWARDS
                                                                              -----------------
                                                                                 SECURITIES
                                                                                 UNDERLYING            ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR(1)        SALARY        BONUS          OPTIONS             COMPENSATION
                                                      ($)           ($)             (#)            ($)(2)(3)(4)(5)(6)
----------------------------------   -----------  -------------  -----------  -----------------  ---------------------
GABE MIHALY(7)                          1999T          $49,938           --               --                 $97,321
President and Chief Executive            1999         $309,145     $260,000           20,325                 $ 8,103
Officer                                  1998         $309,145           --           20,325                 $11,284
                                         1997         $299,269     $198,890           20,325                 $93,628

A. CORYDON MEYER(8)                     1999T         $101,923           --          400,000                 $65,807
President and Chief                      1999          $19,231           --               --                      --
Executive Officer                        1998               --           --               --                      --
                                         1997               --           --               --                      --

J. MITCHELL DOLLOFF                     1999T          $84,615           --           16,250                 $ 2,284
Senior Vice President,                   1999         $194,072           --            8,125                 $ 5,846
Operations                               1998         $155,000           --            8,125                 $15,845
                                         1997          $14,307    $  20,000            8,125                      --

JOHN G. JACOB(9)                        1999T          $76,154           --           31,461                $133,211
Chief Financial Officer and Vice         1999          $17,307           --               --                      --
President of the Company and             1998               --           --               --                      --
UnionTools                               1997               --           --               --                      --

----------------------

(1)  1999T represents the 5-month transition period ended December 31, 1999.

(2) Amounts shown include matching benefits paid under our defined contribution 401(k) plan and other miscellaneous cash benefits, but do not include retirement benefits under our Salaried Employee Pension Plan or Supplemental Pension Plan. See "Pension Plans."

(3) Amounts shown for fiscal 1997 include the following: (a) $6,210 of matching benefits paid under the Company's defined contribution 401(k) plan for Mr. Mihaly; (b) $80,976 for Mr. Mihaly with respect to accelerated vesting of in-the-money stock options; and (c) $2,553 paid by the Company with respect to supplementary life insurance for the benefit of Mr. Mihaly.

(4) Amounts shown for fiscal 1998 include the following: (a) $5,724 and $3,130 of matching benefits paid under the Company's defined contribution 401(k) plan for Messrs. Mihaly and Dolloff, respectively; (b) $2,553 paid by the Company with respect to supplementary life insurance for the benefit of Mr. Mihaly; and (c) $11,119 paid by the Company with respect to relocation expenses of Mr. Dolloff.

(5) Amounts shown for fiscal 1999 include the following: (a) $5,550 and $5,846 of matching benefits paid under the Company's defined contribution 401(k) plan for Messrs. Mihaly and Dolloff, respectively; and (b) $2,553 paid by the Company with respect to supplementary life insurance for the benefit of Mr. Mihaly.

(6) Amounts shown for Transition 1999 include the following: (a) $1,057 and $2,124 of matching benefits paid under the Company's defined contribution 401(k) plan for Messrs. Mihaly and Dolloff, respectfully; (b) $65,564 and $133,101 paid by the Company with respect to relocation expenses of Messrs. Meyer and Jacob, respectfully; and (c) $95,121 with respect to severance payments made to Mr. Mihaly.

(7) Mr. Mihaly's employment with the Company and UnionTools ended upon his resignation on September 2, 1999.

(8)  Mr. Meyer's employment with the Company and UnionTools began on June 21,
     1999.

(9)  Mr. Jacob's employment with the Company and UnionTools began on June 21,
     1999.


       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our Named Executive Officers at December 31, 1999.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                          OPTIONS AT TRANSITION          IN-THE-MONEY OPTIONS AT
                                                               YEAR-END (#)            TRANSITION YEAR-END ($)(2)
                                                       -----------------------------  ------------------------------
                               SHARES
                              ACQUIRED
                                 ON         VALUE
                              EXERCISE    REALIZED
           NAME                  (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------------  ----------  -----------  ------------   --------------  -------------  ---------------
Gabe Mihaly                     17,352      $25,854          0               0              0               0

A. Corydon Meyer                  0           0          100,000         300,000           0               0

J. Mitchell Dolloff               0           0          24,045           7,795            0               0

John G. Jacob                     0           0          16,250          15,211            0               0
------------------------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses which may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($1.38 based on the average of the high and low sale prices on December 31, 1999). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

PENSION PLANS

         UnionTools maintains seven noncontributory defined benefit pension plans covering substantially all of our hourly employees. UnionTools also maintains a noncontributory defined benefit pension plan covering its salaried, administrative and supervisory employees (the "Salaried Employee Pension Plan") and a supplemental noncontributory defined benefit pension plan covering certain of its senior executive officers (the "Supplemental Pension Plan").

         The following table sets forth the estimated annual benefits payable upon retirement under the Salaried Employee Pension Plan based on retirement at age 65 and Transition 1999 covered compensation.

                                                  YEARS OF SERVICE
REMUNERATION(1)                         15               20               25                30               35
------------                            --               --               --                --               --
$125,000                             $42,187          $56,250          $70,313           $70,313          $70,313
160,000 and above                    $54,000          $72,000          $90,000           $90,000          $90,000
---------------------------

(1)Based on final earnings.

         For each of our Named Executive Officers, the Salaried Employee Pension Plan covers total compensation as listed in the summary compensation table, but limited to $160,000 as required by the Employee Retirement Income Security Act of 1974. Messrs. Mihaly and Dolloff have credited service of approximately 8 and 2 years, respectively, under the Salaried Employee Pension Plan. Benefits under the Salaried Employee Pension Plan are based on years of credited service and final earnings (the highest average monthly earnings over any 60 consecutive calendar month period in the 120 calendar months preceding retirement or termination of employment). Monthly benefits are paid under the Salaried Employee Pension Plan in an amount equal to 2.25% of the employees' final earnings multiplied by the lesser of 25 years or the total number of years of credited service. Benefits under the Salaried Employee Pension Plan are not subject to any offset.

         The following table sets forth the estimated annual benefits payable upon retirement under the Supplemental Pension Plan based on retirement at age 65 and Transition 1999 covered compensation.

                                                  YEARS OF SERVICE
REMUNERATION(1)                         15               20               25                30               35
------------                            --               --               --                --               --
$175,000                             $ 5,062         $  6,750         $  8,437          $  8,437         $  8,437
200,000                               13,500           18,000           22,500            22,500           22,500
225,000                               21,938           29,250           36,563            36,563           36,563
250,000                               30,375           40,500           50,625            50,625           50,625
300,000                               47,250           63,000          78,7570            78,750           78,750
400,000                               81,000          108,000          135,000           135,000          135,000
---------------------------

(1)Based on final earnings.

For Mr. Mihaly, the Supplemental Pension Plan covers compensation as listed in the summary compensation table above $160,000. Mr. Mihaly has credited service of approximately 8 years under the Supplemental Pension Plan. Benefits under the Supplemental Pension Plan are based on years of credited service and final earnings (the highest average monthly earnings over any 60 consecutive calendar month period in the 120 calendar months preceding retirement or termination of employment). Monthly benefits are paid under the Supplemental Pension Plan in an amount equal to 2.25% of the employees' final earnings (as described above) multiplied by the lesser of 25 years or the total number of years of credited service. Benefits under the Supplemental Pension Plan are not subject to any offset.

AGREEMENTS WITH KEY EMPLOYEES

         In May 1997, the Company entered into an employment agreement with Mr. Mihaly which provides for his employment as President and the President and Chief Executive Officer of the Company and UnionTools. This employment agreement terminated upon Mr. Mihaly's resignation on September 2, 1999.

         In June 1999, the Company entered into agreements with Messrs. Meyer, Dolloff and Jacob which provide that following termination of such officers' employment with the Company, the Company will pay to such employee an amount equal to the highest aggregate annual compensation (including salary, bonuses and incentive payments) includable in gross income paid to such employee during any one of the three taxable years preceding the date of his termination. If such termination occurs within two years following a change in control (as defined in such agreement), the Company also is required to pay to such employee an amount equal to two times the amount described in the preceding sentence.

         On September 2, 1999, upon Mr. Meyer's promotion to President and Chief Executive Officer and in accordance with the 1997 Stock Incentive Plan, the Company entered into a stock option agreement with Mr. Meyer pursuant to which Mr. Meyer was granted an option to acquire a total of 400,000 shares of Company common stock which vests as follows: (i) 100,000 option shares as of September 1, 1999 (the "Initial Vesting Date") and (ii) 100,000 option shares per year for three years thereafter provided that Mr. Meyer continues to serve as President and Chief Executive Officer. The exercise prices of the options are determined as of the applicable vesting dates and are equal to the Fair Market Value of the Common Stock on such dates. Each will expire on the tenth anniversary of its day of grant.

         On October 12, 1999, in consideration for the cancellation of 32,500 options granted to him in 1997 at an exercise price of $14.00 per share, the Company granted Mr. Dolloff, our Senior Vice President of Operations, options to purchase 16,250 shares of Company common stock, all of which were vested immediately, at an exercise price of $3.00 per share. Additionally, on October 12, 1999, the Company granted Mr. Jacob, our Vice President and Chief Financial Officer, options to purchase 16,250 shares of Company common stock, all of which were vested immediately, at an exercise price of $3.00 per share.

         THE FOLLOWING COMPENSATION COMMITTEE REPORT AND PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Management Development and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was formed in March 1997 and consists entirely of non-employee directors. The Compensation Committee is responsible for the development of the Company's executive compensation policies and the application of such policies to the compensation of executive officers. The Compensation Committee believes that compensation must (i) be competitive with similar companies in order to attract, motivate and retain the managers necessary to lead and grow the Company's business and (ii) provide strong incentives for key managers to achieve the Company's goals. The Compensation Committee retained Ernst & Young LLP to assist it in the process of implementing a new compensation program beginning in fiscal 1998. A primary goal of the new compensation program is to link executive officer compensation to performance that enhances stockholder value. The components of compensation for the Company's executive officers are base salary, annual cash incentives and long-term incentives in the form of stock options and restricted stock grants. Each of these components is discussed in more detail below.

BASE SALARY

         In determining the base salaries of the Company's executive officers, the primary information considered by the Compensation Committee is data regarding salaries paid to executives in similar positions at similar companies. The Compensation Committee strives to set base salaries for the Company's executive officers at, or slightly below, average levels indicated by the survey data, while attempting to set total cash compensation at average market levels indicated by the survey data. The Compensation Committee also considers the possible need for an adjustment in targeted base salary to reflect a change in an executive's position or responsibilities or to encourage a new executive to join the Company.

         The Compensation Committee reviews the base salaries of the executive officers annually and otherwise when a change in circumstances so warrants. In addition to salary survey data, the Compensation Committee's review is based primarily on the following subjective factors: (i) the officer's performance regarding planning, organizing and performing assigned tasks; (ii) the officer's performance in contributing to the Company's profitability; (iii) the officer's performance in managing personnel; and
(iv) the executive's contribution to defining and achieving the Company's strategic goals.

ANNUAL CASH INCENTIVE

         The Company's annual cash incentive plan (the "Incentive Plan") is designed to reward executive officers of the Company for achieving corporate performance objectives and to align the interests of executives officers with the interests of the Company and its stockholders. Targeted awards under the Incentive Plan are based on a specified percentage of each executive's base salary, 40% for the Company's President and Chief Executive Officer and 30% for each of the other executive officers. Awards are capped at 200% of the targeted amount. Eighty percent of each executive's available award is contingent upon achievement of corporate profitability targets, while the remaining 20% is based on a discretionary assessment of personal or functional performance.

         No awards were made to executives under the Incentive Plan with regard to fiscal 1999 or Transition 1999.

LONG-TERM INCENTIVES

         The Company's long-term incentive plan (the "LTIP") is designed to attract and retain key executives, to allow executives to share in the ownership of the Company and to motivate executives to achieve long-term goals that are essential to the company's success. Targeted awards under the LTIP are based on a specified percentage of each executive's base salary, 50% for the Company's President and Chief Executive Officer and 40% for each of the other executive officers. Awards are capped at 300% of the targeted amount. The Compensation Committee strives to set targeted awards under the LTIP at the average level of long-term incentive compensation paid to executives in similar positions at similar companies. Of the total LTIP award, 75% is payable in stock options and 25% is payable in restricted stock.

         Awards of restricted stock under the LTIP are available to executives only if the Company's cumulative total return to stockholders over the applicable fiscal year exceeds the Company's weighted average cost of capital ("WACC") at the end of the prior fiscal year. The number of shares of restricted stock granted under the LTIP is based on a comparison of the cumulative total return to stockholders during the applicable fiscal year to the annual return by the S&P 500 index group for the prior twelve-month period. Restricted stock awards have three-year cliff vesting. The cumulative total return to stockholders during fiscal 1999 did not exceed the WACC target specified under the LTIP. Accordingly, no restricted stock awards were made to the Company's executive officers under the LTIP with regard to fiscal 1999 and Transition 1999.

         The number of shares of Common Stock subject to the options granted during fiscal 1999 and Transition 1999 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for fiscal 1999 and Transition 1999.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         Mr. Meyer's compensation was set by the Compensation Committee based on a number of factors, including: salaries paid to other executives in similar positions at similar companies, Mr. Meyer's experience, Mr. Meyer's past performance, the Compensation Committee's subjective perception of Mr. Meyer's performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

INTERNAL REVENUE CODE SECTION 162(m)

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code (the "Code") to add Section 162(m) which bars a deduction to any publicly held Company for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Compensation Committee intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law.


                MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

                                                    William W. Abbott (Chairman)
                                                    Stephen A. Kaplan

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

         The following Performance Graph compares the performance of the Company with that of the Nasdaq Stock Market - US Index and the Nasdaq Non-Financial Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on June 24, 1997 (the effective date the Company's Common Stock began trading on the Nasdaq National Market), in the Common Stock of the Company, and in the Nasdaq Stock Market - US Index and the Nasdaq Non-Financial Index and that all dividends were reinvested.


                     COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
                           AMONG ACORN PRODUCTS, INC.
                       THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

Research Data Group                            Peer Group Total Return Worksheet

Acorn Prods Inc (ACRN)

                                                         CUMULATIVE TOTAL RETURN
                                                ---------------------------------------
                                                  6/24/97      7/97      7/98     7/99
ACORN PRODUCTS, INC.                               100.00      96.43     36.61    33.04
NASDAQ STOCK MARKET (U.S.)                         100.00     109.83    129.30   184.90
NASDAQ NON-FINANCIAL                               100.00     106.69    124.30   183.41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Abbott and Mr. Kaplan, who are not employees, are members of the Management Development and Compensation Committee. Mr. Abbott and Mr. Mariotti serve as members of the Advisory Board of Manco, Inc., of which Mr. Kahl is Chief Executive Officer.

TRANSACTIONS BETWEEN DIRECTORS, EXECUTIVE OFFICERS AND THE COMPANY

         Conor D. Reilly, the Chairman of the Board of the Company and of UnionTools until October 12, 1999, is a partner in the law firm of Gibson, Dunn & Crutcher LLP. The Company paid fees of approximately $221,126 to Gibson, Dunn & Crutcher LLP in Transition 1999.

         In October 1999, UnionTools entered into a Sixth Amendment to the existing Credit Agreement with Heller Financial, Inc. Pursuant to the amendment, the Oaktree Fund and certain of the TCW Funds, which collectively own a majority of the Company's outstanding common stock, made a capital infusion of $6.0 million into UnionTools. The loan bears interest at an annual rate of 12% and is payable quarterly in additional promissory notes or, following repayment of all borrowing under the Credit Agreement other than the $6.0 million note, in cash. The principal balance of the $6.0 million loan, together with all accrued but unpaid interest thereon, is due and payable in full in August 2001 and can be exchanged for common stock of the Registrant prior to repayment at the election of the TCW Funds and Oaktree Funds.

         In September 1999, the Company entered into Separation Agreements with Mr. Mihaly and Mr. Hyrb. Mr. Mihaly's agreement included severance payments totaling $500,000 and the continuation of employment benefits for one year from the effective date of the agreement. Mr. Hyrb's agreement included severance payments totaling approximately $215,000 (equal to the highest one year salary and bonus for the last three years) and the continuation of employment benefits for one year from the effective date of the agreement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to examine and report on the Company's financial statements for the current fiscal year and to perform other appropriate audit, accounting and consulting services. Ernst & Young LLP also acted in this capacity for the fiscal year ended July 30, 1999 and the transition period ended December 31, 1999.

         Although the Delaware General Corporation Law does not require the selection of independent certified public accountants to be submitted to a vote by stockholders, the Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young LLP as independent accountants for the 2000 fiscal year.

         It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present in person or represented by proxy is required for ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports, the Company believes that all reporting persons complied with all filing requirements during the transition period ended December 31, 1999, except for late Form 3 filings for Messrs. Mackin, Copley, Kahl and Mariotti and a late Form 5 filing for Mr. Mihaly.

AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Board of Directors has approved an amendment to the Director Option Plan, subject to approval of the amendment by the stockholders at the Annual Meeting, to increase the number of shares available for issuance under the Director Option Plan from 200,000 to 500,000. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Director Option Plan which is attached hereto as Appendix A.

PURPOSE OF THE DIRECTOR OPTION PLAN

         The Company's Board of Directors created the Director Option Plan to enable the Company to attract and retain persons to serve as non-employee directors of the Company. The Company's Board of Directors has approved an amendment to the Director Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance upon the exercise of options granted under the Director Option Plan from 200,000 shares to 500,000 shares.

         The Director Option Plan was adopted by the Board of Directors as of December 9, 1997. The amendment increasing the number of shares of the Company's common stock issuable under the Director Option Plan was adopted by the Company's Board of Directors on February 15, 2000. All options granted under the Director Option Plan are non-qualified options. The Director Option Plan also allows the Board of Directors to grant Stock Appreciation Rights and Restricted Stock.

ADMINISTRATION OF THE DIRECTOR OPTION PLAN

         The Director Option Plan is administered by the Board of Directors or a Committee which, under the Director Option Plan, must consist of not less than two members of the Board of Directors appointed by the Board who are "non-employee directors" as defined by Rule 16b-3(b)(2)(i) under the Securities Exchange Act of 1934, as amended.

         With respect to all eligible persons, the Company develops and recommends and upon approval of the Board of Directors the Committee is authorized to determine to whom and at what time options may be granted. The Committee determines the number of shares subject to option, the duration of the option, the per share exercise price, and the rate and manner of exercise.

         The exercise price of the option may be paid (i) in cash, (ii) in shares of Common Stock, (iii) by a combination of cash and shares of Common Stock, (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker, or (v) such other consideration as the Committee may deem appropriate.

TERM OF THE DIRECTOR OPTION PLAN

         The Director Option Plan terminates on December 9, 2007, unless earlier terminated by the Board of Directors.

AMENDMENT

         The Board of Directors may terminate, amend or modify the Director Option Plan at any time provided that any amendment which requires the approval of the stockholders of the Company under the Code or Section 16 of the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder, will be subject to such approval in accordance with the applicable law or regulations. No amendment, modification or termination of the

Director Option Plan may in any manner adversely affect any option previously granted under the Director Option Plan without the consent of the option holder or a permitted transferee of such option holder.

DIRECTOR OPTION PLAN TABLE

         As of February 1, 2000, options to purchase an aggregate of 137,946 shares of the Company's Common Stock had been granted pursuant to the Director Option Plan, no options had been exercised, options to purchase 147,432 shares remained outstanding, and 52,568 shares remained available for future grant. As of February 1, 2000, the market value of all shares of the Company's Common Stock subject to outstanding options under the Director Option Plan was approximately $193,504 (based upon the closing sale price per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market on February 1,
2000). Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Company's Common Stock for purposes of calculating the Company's net income per share. The market value of the 200,000 shares of the Company's Common Stock to be subject to the Director Option Plan was approximately $262,500 as February 1, 2000.

         As of February 1, 2000, the following current directors named in this Proxy Statement had been granted options under the Director Option Plan as follows:

                                                                             AVERAGE EXERCISE PRICE
                         NAME                   NUMBER OF OPTIONS GRANTED           PER SHARE
               William W. Abbott                         26,153                       $3.89

               Matthew S. Barrett                        26,153                       $3.89

               John J. Kahl                              16,667                       $1.50

               Stephen A. Kaplan                         26,153                       $3.89

               John I. Leahy                             26,153                       $3.89

               John L. Mariotti                          16,667                       $1.50

FEDERAL INCOME TAX CONSEQUENCES

         NONQUALIFIED STOCK OPTIONS. Generally, no income is recognized when a nonqualified stock option is granted to the optionholder. Generally, upon the exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         EXERCISE WITH PREVIOUSLY-OWNED SHARES. All options granted under the Director Option Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Company's Board of Directors, in previously-owned shares of the Company Common Stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is taxable as ordinary income.

         THE COMPANY DEDUCTION. The Company is entitled to a tax deduction in connection with the exercise of a Non-Qualified Stock Option equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         HOLDING PERIODS. Provided the shares sold or exchanged are held for more than twelve (12) months prior to such sale or exchange, the resulting gain or loss will be long-term in character. If the shares are held for less than twelve months prior to their sale or exchange, the resulting gain or loss will be short-term in character.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present in person or represented by proxy at the Annual Meeting is required to adopt the amendment to the Director Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTOR OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE DIRECTOR OPTION PLAN.


AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN

         The Board of Directors has approved an amendment to the 1997 Stock Incentive Plan, subject to the approval of the amendment by the stockholders at the Annual Meeting, to increase the number of shares available for issuance under the 1997 Stock Incentive Plan from 730,000 to 1,000,000. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the 1997 Stock Incentive Plan which is attached hereto as Appendix B.

PURPOSE OF THE STOCK INCENTIVE PLAN

         The 1997 Stock Incentive Plan was established as of April 3, 1997, and is designed to enable the Company to attract, retain and motivate members of the senior management and certain other officers and key employees of the Company, and the Company's other direct and indirect subsidiaries by creating or increasing their proprietary interest in the Company. The Plan provides for the grant of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code as well as options that do not qualify. The maximum number of shares that may be issued under the plan is 730,000 shares of common stock in the aggregate. The aggregate number of shares granted during any calendar year to any individual is limited to 730,000.

ADMINISTRATION OF THE STOCK INCENTIVE PLAN

         The 1997 Stock Incentive Plan is administered by the Board of Directors or a Committee which, under the Stock Incentive Plan, must consist of not less than two members of the Board of Directors appointed by the Board who are "non-employee directors" as defined by Rule 16b-3(b)(2)(i) under the Securities Exchange Act of 1934, as amended.

         With respect to all eligible persons, the Committee is authorized to determine to whom and at what time options may be granted. The Committee determines the number of shares subject to option, the duration of the option, the per share exercise price, and the rate and manner of exercise.

         The exercise price of the option may be paid (i) in cash, (ii) in shares of Common Stock, (iii) by a combination of cash and shares of Common Stock, (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker, or (v) such other consideration as the Committee may deem appropriate.

TERM OF THE STOCK INCENTIVE PLAN

         Options and Stock Appreciation Rights may not be sold or granted under the plan after April 3, 2007.

AMENDMENT

         The Board may at any time alter, amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement thereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or security laws.

STOCK INCENTIVE PLAN TABLE

         As of February 1, 2000, options to purchase an aggregate of 575,501 shares of the Company's Common Stock had been granted pursuant to the Stock Incentive Plan, no options had been exercised, options to purchase 575,501 shares remained outstanding, and 154,499 shares remained available for future grant. As of February 1, 2000, the market value of all shares of the Company's Common Stock subject to outstanding options under the Stock Incentive Plan was approximately $755,345 (based upon the closing sale price per share of the Company's Common Stock as reported on the Nasdaq SmallCap Market on February 1,
2000). Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Company's Common Stock for purposes of calculating the Company's net income per share. The market value of the 730,000 shares of the Company's Common Stock to be subject to the Stock Incentive Plan was approximately $958,125 as of February 1, 2000.

         As of February 1, 2000, the following current executive officers named in this Proxy Statement had been granted options under the Stock Incentive Plan as follows:

                                                                              AVERAGE EXERCISE PRICE PER
                        NAME                    NUMBER OF OPTIONS GRANTED                SHARE
                A. Corydon Meyer                         400,000                         $3.25

                J. Mitchell Dolloff                       31,840                         $4.35

                John G. Jacob                             31,461                         $3.38

                W. Douglas Copley                           0                             --

                John Mackin                                 0                             --

FEDERAL INCOME TAX CONSEQUENCES

         NONQUALIFIED STOCK OPTIONS. Generally, no income is recognized when a nonqualified stock option is granted to the optionholder. Generally, upon the exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         INCENTIVE STOCK OPTIONS. Generally, no regular taxable income is recognized upon the exercise of an Incentive Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss, respectively, which will be taxed at rates which depend on how long such shares were held.

         EXERCISE WITH PREVIOUSLY-OWNED SHARES. All options granted under the Stock Incentive Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Company's Board of Directors, in previously-owned shares of the Company Common Stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is taxable as ordinary income.

         THE COMPANY DEDUCTION. The Company is entitled to a tax deduction in connection with the exercise of a Non-Statutory Stock Option equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         HOLDING PERIODS. Provided the shares sold or exchanged are held for more than twelve (12) months prior to such sale or exchange, the resulting gain or loss will be long-term in character. If the shares are held for less than twelve months prior to their sale or exchange, the resulting gain or loss will be short-term in character.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present in person or represented by proxy at the Annual Meeting is required to adopt the amendment to the Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE STOCK INCENTIVE PLAN.


PROPOSALS BY STOCKHOLDERS FOR THE NEXT ANNUAL MEETING

         If any stockholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in May 2001, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 390 Dublin Avenue, Columbus, Ohio 43215 prior to the close of business on December 31, 2000. Any proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at the next Annual Meeting of Stockholders will be considered untimely for purposes of Rules 14a-4 and 14a-5 if notice thereof is received by the Company after December 31, 2000. Any proposal submitted after that date may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's 1999 Annual Report to Stockholders, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this proxy material.

                                           By Order of the Board of Directors,

                                           J. Mitchell Dolloff
                                           Secretary

                                                                      APPENDIX A

                              ACORN PRODUCTS, INC.
                 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

              1. ESTABLISHMENT AND PURPOSE OF THE PLAN. This 1997 Nonemployee Director Stock Incentive Plan (the "Plan") is established by Acorn Products, Inc., a Delaware corporation (the "Company"), as of December 9, 1997. The Plan is designed to enable the Company to attract and retain persons to serve as nonemployee directors of the Company, UnionTools, Inc., a Delaware corporation ("UnionTools"), or the Company's other direct and indirect subsidiaries. The Plan provides for the grant of options ("Options") that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for the grant of stock appreciation rights ("Stock Appreciation Rights") and for the sale or grant of restricted stock ("Restricted Stock").

              2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder and the number of shares of stock that may be sold as Restricted Stock hereunder, shall not in the aggregate exceed 200,000 shares of common stock, $0.001 par value (the "Shares," and individually, a "Share"), of the Company, subject to adjustment under Section 11 hereof. Anything contained herein to the contrary notwithstanding, the aggregate number of Shares with respect to which Options or stock appreciation rights may be granted during any calendar year to any individual shall be limited to 200,000. The Shares that may be subject to Options granted under the Plan, and Restricted Stock sold or granted under the Plan, may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.

              Shares that are subject to the unexercised portions of any Options that expire, terminate or are canceled, and Shares that are not required to satisfy the exercise of any Stock Appreciation Rights that expire, terminate or are canceled, and Shares of Restricted Stock that are reacquired by the Company pursuant to the restrictions thereon, may again become available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

              3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") consisting of not less than two members appointed by the Board of Directors (the "Board") of the Company. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. From time to time, the Board shall have the discretion to add, remove or replace members of the Committee and shall have the sole authority to fill vacancies on the Committee. All actions of the Committee shall comply with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code.

              All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Directors, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism (if any) set forth in such Agreement.

              Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement executed by the Company and the Participant (as defined below) to whom such Options, Stock Acquisition Rights and Restricted Stock are sold or granted (the "Agreement").

              4. ELIGIBILITY. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder ("Eligible Directors") shall be directors of the Company who are not employees of the Company, UnionTools or the Company's other direct or indirect subsidiaries ("Participant").

              5. TERMS AND CONDITIONS OF OPTIONS. No Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan.

              6. EXERCISE PRICE OF OPTIONS. The exercise price per share for each Option granted hereunder shall be set forth in the Agreement.

              Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if the Company is not then prohibited from purchasing or acquiring Shares, such payment may be made in whole or in part with Shares owned for more than six months. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

              7. DETERMINATION OF FAIR MARKET VALUE. The Fair Market Value of a Share for the purposes of the Plan shall mean the average of the high and low sale prices of a Share on the date such determination is required herein, or if there were no sales on such date, the average of the closing bid and asked prices, as reported on the principal United States securities exchange on which the Shares are listed or, in the absence of such listing, on the Nasdaq National Market or, if Shares are not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of a Share on such date as determined in good faith by the Committee.

              8. NON-TRANSFERABILITY. Except to the extent provided otherwise in the Agreement, any Option granted under the Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

              9. STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, grant to any Eligible Director selected by the Committee, Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the Fair Market Value of the underlying Shares on the date of exercise over the exercise price of the Stock Appreciation Rights. Such payment may be made in additional Shares valued at their Fair Market Value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time, in its absolute discretion, not allow the exercise of such Stock Appreciation Right. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be necessary or desirable to comply with Rule 16b-3 under the Exchange Act.

              10. RESTRICTED STOCK. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of options or Stock Appreciation Rights under the Plan) to Eligible Directors selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are to be sold, if applicable, and the terms or duration of the restrictions to be imposed upon those Shares.

              11. ADJUSTMENTS. If at any time the class of Shares subject to the Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations,stock splits, reverse stock splits, stock dividends or similar events, or in the event of a rights offering to purchase Shares at a price substantially below Fair Market Value, an appropriate adjustment consistent with such change, exchange or offering shall be made in the number, exercise or sale price and/or type of shares or securities for which Options or Stock Appreciation Rights may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan. Any such adjustment in outstanding Options or in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options or the aggregate purchase price of such Restricted Stock, as the case may be.

              12. CHANGE OF CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control (as defined below), all Options and Stock Appreciation Rights that have been granted by the Board as of the date thereof shall vest and become exercisable, as the case may be, immediately prior to the effective time of any Change of Control and all conditions to exercise thereof shall be deemed to have been met.

              For purposes of this Section 12, the following terms shall have the following meanings:

              "Affiliate" of any specified Person (as defined in Section 13(d) of the Exchange Act) shall mean (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

              "Change of Control" shall mean: (i) the acquisition by any Person (as defined in Section 13(d) of the Exchange Act) other than TCW or Oaktree, of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of the Company (a) having 25% or more of the total voting power of the then outstanding voting securities of the Company and (b) having more voting power than the securities of the Company beneficially owned by Oaktree; (ii) during any twelve month period, a change in the Board occurs such that Incumbent Members do not constitute a majority of the Board; (iii) a sale of all or substantially all of the assets of the Company or UnionTools; or (iv) the consummation of a merger or consolidation of the Company with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause (iv) if (A) after such merger or consolidation the voting securities of the Company prior to such merger or consolidation continue to represent more than 50% of the combined voting power of such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of the Company's voting securities.

              "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

              "Oaktree" shall mean Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

              "TCW" shall mean: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhauser Company Pension Trust and The Common Fund for Bond Investments; and any of their respective Affiliates.

              13. INVESTMENT REPRESENTATION. Each Agreement may provide that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Optionee or such other person to purchase any Shares.

              14. DURATION OF THE PLAN. Options and Stock Appreciation Rights may not be granted and Restricted Stock may not be sold or granted under the Plan after December 9, 2007.

              15. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time alter, amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws.

              No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, alter or impair any rights or obligations in any Option or Stock Appreciation Right or Restricted Stock theretofore granted or sold to such holder under the Plan.

              16. NATURE OF THE PLAN. The grant, exercise or sale of securities under the Plan is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Exchange Act, provided by Rule 16b-3 promulgated thereunder, as such Rule is now in effect or hereafter amended.

              17. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

              18. WITHHOLDING TAXES. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee, the Participant may (i) request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation or
(ii) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.

              19. NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a Stockholder with respect to any Shares subject to his or her Option or Stock Appreciation Right prior to the date of issuance to him or her of a certificate or certificate for such Shares.

              20. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and exercise of Options and Stock Appreciation Rights, and the grant and sale of Restricted Stock thereunder, and the obligation of the Company to sell and deliver Shares under such Options and Stock Appreciation Rights, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency that may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which Shares may then be listed and (ii) the completion of any registration or qualification of such Shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                                                                      APPENDIX B

                              ACORN PRODUCTS, INC.
                            1997 STOCK INCENTIVE PLAN

         1. ESTABLISHMENT AND PURPOSE OF THE PLAN. This 1997 Stock Incentive Plan (the "Plan") is established by Acorn Products, Inc., a Delaware corporation (the "Company"), as of April 3, 1997. The Plan is designed to enable the Company to attract, retain and motivate members of the senior management and certain other officers and key employees of the Company, UnionTools, Inc., a Delaware corporation ("UnionTools"), and the Company's other direct and indirect subsidiaries by providing for or increasing their proprietary interest in the Company. The Plan provides for the grant of options ("Options") that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not so qualify ("Non-Qualified Options"), for the grant of stock appreciation rights ("Stock Appreciation Rights") and for the sale or grant of restricted stock ("Restricted Stock").

         2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder and the number of shares of stock that may be sold as Restricted Stock hereunder, shall not in the aggregate exceed 730,000 shares of common stock, $0.001 par value (the "Shares", and individually, a "Share"), of the Company, subject to adjustment under Section 12 hereof. Anything contained herein to the contrary notwithstanding, the aggregate number of Shares with respect to which options or stock appreciation rights may be granted during any calendar year to any individual shall be limited to 73,000. The Shares that may be subject to Options granted under the Plan, and Restricted Stock sold or granted under the Plan, may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.

         Shares that are subject to the unexercised portions of any Options that expire, terminate or are canceled, and Shares that are not required to satisfy the exercise of any Stock Appreciation Rights that expire, terminate or are canceled, and Shares of Restricted Stock that are reacquired by the Company pursuant to the restrictions thereon, may again become available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Management Development and Compensation Committee (the "Committee") consisting of not less than two members appointed by the Board of Directors (the "Board") of the Company. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. From time to time, the Board shall have the discretion to add, remove or replace members of the Committee and shall have the sole authority to fill vacancies on the Committee. All actions of the Committee shall comply with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Code.

         All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Employees, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism (if any) set forth in such Agreement.

         Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement executed by the Company and the Participant (as defined below) to whom such Options, Stock Acquisition Rights and Restricted Stock are sold or granted
(the "Agreement").

         4. ELIGIBILITY. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder ("Eligible Employees") shall be employee directors of the Company or UnionTools or the Company's other direct and indirect subsidiaries and those employees of the Company, UnionTools or the Company's other direct and indirect subsidiaries who are members of a select group of management or other key employees that the Committee may from time to time designate to participate under the Plan ("Participants") through grants of Non-Qualified Options, Incentive Stock Options and, if applicable, Stock Appreciation Rights, and/or through sales or grants of Restricted Stock.

         5. TERMS AND CONDITIONS OF OPTIONS. No Incentive Stock Option shall be granted for a term of more than ten years and no Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

         6. EXERCISE PRICE OF OPTIONS. The exercise price per share for each Non-Qualified Option granted hereunder shall be set forth in the Agreement. The exercise price per share of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of the Company's stock, the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date such Incentive Stock Option is granted, and the option shall not be exercisable more than four years from the date of grant.

         Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if the Company is not then prohibited from purchasing or acquiring Shares, such payment may be made in whole or in part with Shares. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

         7. DETERMINATION OF FAIR MARKET VALUE. The Fair Market Value of a Share for the purposes of the Plan shall mean the average of the high and low sale prices of a Share on the date such determination is required herein, or if there were no sales on such date, the average of the closing bid and asked prices, as reported on the principal United States securities exchange on which the Shares are listed or, in the absence of such listing, on the Nasdaq National Market or, if Shares are not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of a Share on such date as determined in good faith by the Committee.

         8. NON-TRANSFERABILITY. Except to the extent provided otherwise in the Agreement, any Option granted under the Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

         9. INCENTIVE STOCK OPTIONS. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder (including the aggregate fair market value limits set forth in Section 422(d) of the Code) with respect to Incentive Stock Options granted under the Plan.

For the purpose of this Section 9, the Fair Market Value of a Share shall be determined at the time the Incentive Stock Option is granted.

         10. STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, grant to any Eligible Employee selected by the Committee, Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the Fair Market Value of the underlying Shares on the date of exercise over the exercise price of the Stock Appreciation Rights. Such payment may be made in additional Shares valued at their Fair Market Value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time, in its absolute discretion, not allow the exercise of such Stock Appreciation Right. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be necessary or desirable to comply with Rule 16b-3 under the Exchange Act.

         11. RESTRICTED STOCK. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of options or Stock Appreciation Rights under the Plan) to Eligible Employees selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are to be sold, if applicable, and the terms or duration of the restrictions to be imposed upon those Shares.

         12. ADJUSTMENTS. If at any time the class of Shares subject to the Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, or in the event of a rights offering to purchase Shares at a price substantially below Fair Market Value, an appropriate adjustment consistent with such change, exchange or offering shall be made in the number, exercise or sale price and/or type of shares or securities for which Options or Stock Appreciation Rights may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan. Any such adjustment in outstanding Options or in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options or the aggregate purchase price of such Restricted Stock, as the case may be.

         13. CHANGE OF CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control (as defined below), all Options and Stock Appreciation Rights that have been granted by the Board as of the date thereof shall vest and become exercisable, as the case may be, immediately prior to the effective time of any Change of Control and all conditions to exercise thereof shall be deemed to have been met.

         For purposes of this Section 13, the following terms shall have the following meanings:

         "Affiliate" of any specified Person (as defined in Section 13(d) of the Exchange Act) shall mean (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

         "Change of Control" shall mean: (i) the acquisition by any Person (as defined in Section 13(d) of the Exchange Act) other than TCW or Oaktree, of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of the Company (a) having 25% or more of the total voting power of the then outstanding voting securities of the Company and (b) having more voting power than the securities of the Company beneficially owned by Oaktree; (ii) during any twelve month period, a change in the Board occurs such that Incumbent Members do not constitute a majority of the Board; (iii) a sale of all or substantially all of the assets of the Company or UnionTools; or (iv) the consummation of a merger or consolidation of the Company with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause
(iv) if (A) after such merger or consolidation the voting securities of the Company prior to such merger or consolidation continue to represent more than 50% of the combined such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of the Company's voting securities.

         "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

         "Oaktree" shall mean Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

         "TCW" shall mean: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhauser Company Pension Trust and The Common Fund for Bond Investments; and any of their respective
Affiliates.

         14. INVESTMENT REPRESENTATION. Each Agreement may provide that, upon demand by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Optionee or such other person to purchase any Shares.

         15. DURATION OF THE PLAN. Options and Stock Appreciation Rights may not be granted and Restricted Stock may not be sold or granted under the Plan after April 3, 2007.

         16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time alter, amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws.

         No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, alter or impair any rights or obligations in any Option or Stock Appreciation Right or Restricted Stock theretofore granted or sold to such holder under the Plan.

         17. NATURE OF THE PLAN. The Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933. The grant, exercise or sale of securities under the Plan is intended to qualify for the exemption from short swing profits liability under
Section 16(b) of the Exchange Act, provided by Rule 16b-3 promulgated thereunder, as such Rule is now in effect or hereafter amended.

         18. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

         19. WITHHOLDING TAXES. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee, the Participant may (i) request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation or (ii) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.

         20. NO RIGHTS AS STOCKHOLDER OR TO CONTINUANCE OF EMPLOYMENT. No Participant shall have any rights as a Stockholder with respect to any Shares subject to his or her Option or Stock Appreciation Right prior to the date of issuance to him or her of a certificate or certificate for such Shares. The Plan and any Option or Stock Appreciation Rights granted and any Restricted Stock sold or granted under the Plan shall not confer upon any Participant any right with respect to any continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his or her employment at any time.

         21. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and exercise of Options and Stock Appreciation Rights, and the grant and sale of Restricted Stock thereunder, and the obligation of the Company to sell and deliver Shares under such Options and Stock Appreciation Rights, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency that may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which Shares may then be listed and (ii) the completion of any registration or qualification of such Shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                              ACORN PRODUCTS, INC.
                     390 DUBLIN AVENUE, COLUMBUS, OHIO 43215

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 11, 2000

         The undersigned stockholder of Acorn Products, Inc. (the "Company") hereby appoints A. Corydon Meyer and J. Mitchell Dolloff, or either of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Gibson, Dunn & Crutcher, 200 Park Ave., 47th Floor, New York, New York, Tuesday, April 11, 2000 at 10:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1. ELECTION OF WILLIAM W. ABBOTT, MATTHEW S. BARRETT, JOHN J. KAHL, STEPHEN A. KAPLAN, JOHN L. MARIOTTI AND A. CORYDON MEYER AS DIRECTORS.

                  / /  FOR
                  / /  WITHHOLD AUTHORITY FOR EACH NOMINEE

         (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:_______________________________________________________.


2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR CALENDAR 2000.
                  / /  FOR
                  / /  AGAINST

3. APPROVE AND ADOPT THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.
                  / /  FOR
                  / /  AGAINST

4. APPROVE AND ADOPT THE AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.
                  / /  FOR
                  / /  AGAINST

5. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated March 8, 2000, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                   DATED:                               , 2000

                                   _____________________________________________
                                                 (Signature)

                                   _____________________________________________
                                                 (Signature)
         SIGNATURE(S) SHALL AGREE WITH THE NAME(S) PRINTED ON THIS PROXY. IF SHARES ARE REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS SHOULD SIGN THIS PROXY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS